UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(D) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 4, 2007

Radian Group Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11356	23-2691170
(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania	19103
(Address of Principal Executive Offices)	(Zip Code)

215-231-1000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

     On September 4, 2007, Radian Group Inc. (“Radian”) and MGIC Investment Corporation (“MGIC”) entered into a Termination and Release Agreement relating to the Agreement and Plan of Merger, dated as of February 6, 2007, by and between Radian and MGIC, as amended (the “Merger Agreement”), as a result of which Radian and MGIC terminated the Merger Agreement, abandoned the merger contemplated by the Merger Agreement and released each other from related claims. Neither party made a payment to the other in connection with the termination.

     In a joint news release dated September 5, 2007, MGIC and Radian cited as the rationale for terminating the merger their mutual agreement that current market conditions had made combining the companies significantly more challenging.

     A copy of the Termination and Release Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated into this Item 1.02 as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits.

*2.1	Termination and Release Agreement, dated as of September 4, 2007, by and between Radian
Group Inc. and MGIC Investment Corporation

*	The schedules referred to in the Termination and Release Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.

Date: September 10, 2007	By: /s/ Edward J. Hoffman
Edward J. Hoffman
Vice President and Securities Counsel

EXHIBIT INDEX

Exhibit No.	Description

*2.1	Termination and Release Agreement, dated as of September 4, 2007, by and between
Radian Group Inc. and MGIC Investment Corporation

*	The schedules referred to in the Termination and Release Agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such schedules to the Securities and Exchange Commission upon request.